UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2014

Warren Resources, Inc.

(Exact Name of Registrant

as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In connection with the resignation of Mr. Philip A. Epstein from Warren Resources, Inc. (the “Company”) on December 4, 2014, the Company and Mr. Epstein entered into a Separation Agreement and General Release on December 31, 2014 (the “Separation Agreement”), which will become effective on January 8, 2015, unless revoked prior to that day by Mr. Epstein.

Pursuant to the Separation Agreement, the Company has agreed to provide Mr. Epstein with the following severance payments and benefits in consideration for a general release of claims from Mr. Epstein.  The payments and benefits to be provided are the same as would have been payable to Mr. Epstein if he had been terminated by the Company without cause pursuant to Mr. Epstein’s Employment Agreement with the Company dated December 3, 2012, as amended on March 25, 2014 (the “Employment Agreement”):

•                  A severance payment equal to $1,150,000.00, less applicable withholdings, to be paid in a lump-sum between January 1, 2015 and February 2, 2015;

•                  The premiums associated with continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended (“COBRA”), for a period commencing on January 1, 2015 and continuing until the earliest of (i) the date that Mr. Epstein becomes covered by the medical plan of a subsequent employer, (ii) the date Mr. Epstein is no longer eligible for continued medical coverage pursuant to COBRA, and (iii) June 1, 2016 (inclusive);

•                  Vesting of 11,111 restricted stock units granted pursuant to a restricted stock unit agreement dated March 7, 2014; and

•                  Vesting of an option to purchase 33,333 shares of the Company’s common stock pursuant to a stock option agreement dated March 7, 2014 and an extension of the time period during which he may exercise the stock option until the ninetieth (90th) day following December 4, 2014.

The Company has also paid Mr. Epstein a lump-sum amount equal to $75,192.00, less applicable withholdings, which amount represents full satisfaction of all accrued, unpaid obligations of the Company to Mr. Epstein under his Employment Agreement, including, but not limited to, any compensation for unpaid salary, bonus, severance and benefits.

Additionally, as part of the Separation Agreement, the Company and Mr. Epstein have agreed to general releases of claims and Mr. Epstein has agreed not to compete with the Company or solicit its employees or customers for two years from the date of the Separation Agreement. Mr. Epstein has also agreed to abide by a two year “standstill” relating to acquisitions of the Company’s voting securities.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation and General Release Agreement, dated December 31, 2014, by and between Warren Resources, Inc. and Philip A. Epstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 2, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Stewart P. Skelly
Stewart P. Skelly,
Vice President and Chief Financial Officer